UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 19, 2007, Popular, Inc. issued a news release announcing its unaudited operational results for the quarter ended September 30, 2007, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors of Popular, Inc. approved an amendment to Section 4.6 of the Corporation’s By-Laws. This amendment provides that the record date for determination of stockholders entitled to notice and vote at any stockholder meeting should not be more than sixty nor less than ten days before the date of the meeting. Prior to the amendment, Section 4.6 provided that such record date should not exceed fifty days before the date of the meeting. The amendment also provides that the record date for the determination of stockholders entitled to notice or vote at any meeting of stockholders or entitled to receive payment of any dividend shall not preceede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The amendment to Section 4.6 was effective upon approval by the Board.

Section 4.6 of the By-Laws as amended is set forth in Exhibit 3.1 to this Form 8-K.

Item 8.01 Other Events.

Prosperity Bancshares, Inc.® and Popular, Inc. announced today the signing of a definitive agreement to sell the six Houston retail bank branches of Banco Popular North America ("BPNA") to Prosperity Bank.

Prosperity Bank will pay a premium of 10.10% for approximately $140 million in deposits, as well as purchase certain loans and other assets attributable to the branches. Prosperity also agreed to retain all branch-based employees of BPNA’s Houston locations as part of the transaction.

BPNA will continue to operate its mortgage business based in Houston as well as it franchise and small business lending activities in Texas. BPNA will also continue to maintain a retail branch in Arlington, Texas.

The transaction is subject to certain conditions, including customary regulatory approvals.

Item 9.01 Financial Statements and Exhibits.

Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

October 22, 2007	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to By-Laws approved on October 17, 2007
99.1	Press release dated October 19, 2007
99.2	Joint press release dated October 22, 2007